EXHIBIT 10.2 STOCK PLEDGE AGREEMENT

                             STOCK PLEDGE AGREEMENT

         AGREEMENT dated as of February 19, 2002 by and between Logistics Management Resources, Inc. (the "Pledgor") and Midwest Merger Management LLC (the "Pledgee").

         WHEREAS, contemporaneously with the execution of this Agreement, the parties have entered into a Stock Purchase Agreement (the "Purchase Agreement") providing for the sale by Pledgee to Pledgor of 990 shares of common stock of Interstate University, Inc. (the "Pledged Shares") and a Promissory Note pursuant to which Pledgor has agreed to pay to Pledgee a certain monies; and

         WHEREAS, the Pledgor has agreed to pledge the Pledged Shares as security for Pledgor's obligations to Pledgee under the Purchase Agreement and the Promissory Note (collectively, the "Obligations") and subject to the terms of this Pledge Agreement.

         NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, the parties hereto agree as follows:

         1. Pledge of Shares. As collateral security for the performance of the Obligations Pledgor hereby pledges unto Pledgee the Pledged Shares and grants a security interest therein together with any proceeds therefrom and all securities and other property at any time and from time to time receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares and/or such additional shares. Pledgor hereby appoints Pledgee its attorney to arrange for the transfer of the Pledged Shares on the books of the Company to the name of Pledgee and will, upon request of Pledgee, deliver to Pledgee a duly executed stock power relating to the Pledged Shares; provided that the record ownership of the Pledged Shares shall remain in Pledgor until the Pledgee exercises its rights pursuant to this Agreement. Pledgee shall hold the Pledged Shares as security for repayment of the Obligations and shall not encumber or dispose of the Pledged Shares except in accordance with the provisions of this Agreement.

         Upon any default under the Purchase Agreement or Note Pledgee may take any action allowed under the Uniform Commercial Code as in effect under the laws of Kentucky with respect to the Pledged Shares or may elect to exercise its rights under Section 1.2 of the Purchase Agreement with respect to the Pledged Shares.

     2. Voting Rights; Stock Adjustments. During the term of this Agreement, Pledgee shall have the right to exercise all voting rights pertaining to the Pledged Shares. In the event that, during the term of this Agreement, any stock dividend, stock split, combination, subdivision, reorganization, recapitalization, reclassification, readjustment,


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or other change is declared or made in the capital structure of the Company,
Pledgor shall promptly deliver to the Pledgee, all new, substituted, and additional shares, or other securities, issued by reason of any such change, to be held by the Pledgee under the terms of this Agreement as part of the Pledged Shares. In the event that, during the term of this Agreement, subscription warrants or any other rights or warrants shall be issued in respect to the Pledged Shares and exercised by Pledgor, all new stock or other securities acquired by Pledgor shall be immediately assigned to Pledgee to be held under the terms of this Agreement as part of the Pledged Shares.

         3. Miscellaneous. No failure or delay on the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof. The waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach. No modification, amendment, termination, waiver or consent under this Agreement or the Note shall be valid unless evidenced by a writing signed by the party against whom any of the foregoing actions is sought to be enforced. This Agreement, Purchase Agreement, and the Note constitute the entire agreement between the parties and supersedes all prior proposals and agreements, written or oral, and all other communications between the parties relating to the subject matter of this Agreement, the Purchase Agreement, and the Note. The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision. This Agreement shall be binding upon and inure to the benefit of the Pledgee and the Pledgor and their respective successors and assigns. All notices hereunder shall be in writing and shall be deemed given when sent by certified or registered mail, postage paid, return receipt requested. This Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Kentucky.

         IN WITNESS WHEREOF, this Agreement has been executed as an instrument under seal as of the date and year first above written.

PLEDGOR:                                PLEDGEE:

LOGISTICS MANAGEMENT                    MIDWEST MERGER MANAGEMENT,
RESOURCES, INC.                         LLC


By: /s/ Danny Pixler                    By:     /s/ Michele Brown
    ----------------                            -----------------
     Danny Pixler, President            Title:  Michele Brown, Secretary